Supplemental Operating & Financial Data An S&P 500 Dividend Aristocrats® index member Q3 2026 Exhibit 99.2

Q3 2026 Supplemental Operating & Financial Data 2 Forward-Looking Statements September 30, 2026 FORWARD-LOOKING STATEMENTS This Supplemental Operating & Financial Data presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this presentation, the words “estimate,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business, strategy, plans, and the intentions of management; joint ventures, partnerships, and portfolio including management thereof; our platform; growth and capital strategies including our private capital business, investment pipeline and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; operations and results; guidance; our share repurchase program; settlement of shares of common stock sold pursuant to forward sale confirmations under our At-the-Market ("ATM") program; dividends, including the amount, timing and payments of dividends; and macroeconomic and other business trends, including interest rates and trends in the market for real estate or long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms, structure and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, private capital, credit and mezzanine investments, and joint ventures or co-investment ventures, including solvency, defaults under leases, bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the threat and outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and results may differ materially from what is expressed or forecasted in this presentation and forecasts made in the forward-looking statements discussed in this presentation might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made or to reflect the occurrence of unanticipated events. Additional Information This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and nine months ended September 30, 2026 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on November 2, 2026) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data presentation. Third-party logos or references included herein are provided for illustrative purposes only. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective owners. Table of Contents ↪

3 Table of Contents Highlights 4 Corporate Overview 5 Portfolio Overview 6 Summary Financial Information Financial Summary and Guidance 8 Financial Highlights 9 Consolidated Statements of Income 11 Consolidated Balance Sheets 12 FFO and Normalized FFO 13 AFFO 14 Earnings Guidance Portfolio Overview 15 Portfolio Highlights 16 Portfolio Diversification 17 Client Diversification 18 Same Store Rental Revenue 19 Leasing Activity 20 Credit Investments 21 Annualized Pro Forma Cash NOI Realty Income Investment Management 22 Realty Income Investment Management Highlights 23 Joint Ventures and Non-Wholly Owned Investments 24 Non-GAAP Pro-Rata Financial Information Investment Activity 25 Capital Deployment - Investment Activity 26 Investment Summary 28 Disposition Summary 29 Development Activity Capitalization Structure 30 Capitalization & Credit-Focused Metrics 31 Adjusted EBITDAre & Leverage Ratios 32 Capitalization 33 Debt Summary 34 Debt Maturities and Currency Summary 35 Debt Covenants Analyst Coverage 36 Analyst Coverage Glossary 37 Glossary Appendix 40 Appendix Q3 2026 Supplemental Operating & Financial Data

Corporate Overview

CORPORATE PROFILE

Realty Income (NYSE: O), an S&P 500 company, is *real estate partner to the world's leading companies®*. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of September 30, 2026, we have a portfolio of over 15,500 properties in all 50 U.S. states, the United Kingdom ("U.K."), and eight other countries in Europe. We are known as "The Monthly Dividend Company® " and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 676 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 32 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Corporate Headquarters
11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

London Office
3 St James's Square
London, United Kingdom SW1Y 4JU

Phoenix Office
2801 E. Camelback Rd., Suite 160
Phoenix, AZ 85016

Amsterdam Office
Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

ONE TEAM LEADERSHIP

Neil M. Abraham
EVP, Chief Strategy Officer and President, Realty Income International

Jonathan Pong
EVP, Chief Financial Officer and Treasurer

Mark E. Hagan
EVP, Chief Investment Officer

Sumit Roy
President, Chief Executive Officer

Shannon Kehle
EVP, Chief People Officer

Gregory J. Whyte
EVP, Chief Operating Officer

CREDIT RATINGS

CREDIT RATINGS	Senior Unsecured	Outlook	Commercial Paper
Fitch	A	Stable	F1
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

DIVIDEND INFORMATION AS OF NOVEMBER 2026

$3.258
current annualized dividend per share

4.1%
compound annual growth rate of dividend since NYSE listing

676
consecutive monthly dividends declared

116
consecutive quarterly dividend increases

REALTY INCOME
Q3 2026 Supplemental Operating & Financial Data 4
Table of Contents

Portfolio Overview

As of September 30, 2026

15,536 properties

357M square feet leasable space

98.8%(1) occupancy

Property Type(2)

77.0%	17.0%	3.1%	1.0%
retail	industrial	gaming	data center

$5.4B(3) Annualized Base Rent

$4.3B(4) Realty Income Investment Management Third-Party AUM

$83B(5) enterprise value

1,842 clients

96 industries

8.5 years weighted average remaining lease term


United States
79.6%
Total ABR
United Kingdom
15.1%
Total ABR
Continental Europe
5.3%
Total ABR
Geographies Included in Realty Income's Annualized Base Rent

(1) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures.

(2) Based on Annualized Base Rent ("ABR"). 1.9% of ABR is from other property types. ABR is a supplemental operating measure. Please see the Glossary for our definition of ABR and an explanation of how we utilize this metric.

(3) ABR includes 0.5% of rent from clients accounted for on a cash basis.

(4) Please see the Glossary for our definition of Assets Under Management ("AUM"). Our Realty Income Investment Management third-party AUM includes assets under management through our U.S. Core Plus Fund and our Managed Insurance and Retirement Annuity structures. Please refer to the Joint Ventures and Non-Wholly Owned Investments page for vehicles included in our Managed Insurance and Retirement Annuity structure.

(5) Enterprise value is total market value, less cash and cash equivalents, at our Pro-Rata Share. See Capitalization page for further detail.

REALTY INCOME
Q3 2026 Supplemental Operating & Financial Data 5
Table of Contents

Summary Financial Information

(USD in millions)

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Capital Deployment									
Investment Activity[1]									
Real estate acquisitions	$ 1,840	$ 1,311	$ 1,433	$ 1,350	$ 830	$ 871	$ 1,026	$ 1,316	$ 594
Development investments	$ 144	$ 135	$ 155	$ 163	$ 148	$ 78	$ 145	$ 150	$ 146
Credit investments	$ 246	$ 629	$ 1,032	$ 801	$ 384	$ 222	$ 201	$ 254	$ —
Total investment activity	$ 2,230	$ 2,075	$ 2,620	$ 2,314	$ 1,362	$ 1,171	$ 1,372	$ 1,720	$ 740
Initial Weighted Average Cash Yields[1]									
Real estate acquisitions	6.6 %	6.4 %	6.7 %	6.9 %	7.1 %	7.1 %	7.0 %	6.5 %	7.4 %
Development investments	7.2 %	7.6 %	7.4 %	7.4 %	7.4 %	7.3 %	7.3 %	7.6 %	7.5 %
Credit investments	7.9 %	9.2 %	7.8 %	7.4 %	9.0 %	7.5 %	10.2 %	10.1 %	N/A
Total investments	6.8 %	7.3 %	7.1 %	7.1 %	7.7 %	7.2 %	7.5 %	7.1 %	7.4 %
Operations Overview									
Adjusted EBITDA Margin (as % of total revenue)[2]	95.4 %	94.6 %	94.7 %	94.4 %	94.3 %	94.8 %	95.1 %	94.5 %	95.2 %
Cash G&A expenses (% of GAV)[3][4]	5 bps	6 bps	6 bps	6 bps	6 bps	5 bps	5 bps	5 bps	5 bps
Property expenses (non-reimbursements)(% of total revenue)[2]	1.2 %	1.5 %	1.3 %	1.8 %	1.7 %	1.5 %	1.5 %	1.6 %	1.4 %
Rent Recapture Rate[5]	103.5 %	102.7 %	103.4 %	104.9 %	103.5 %	103.4 %	103.9 %	107.4 %	105.0 %
Same Store Rental Revenue growth[6]	1.1 %	1.2 %	0.8 %	1.1 %	1.3 %	1.1 %	1.3 %	0.8 %	0.2 %
Cash basis bad debt reserves[7]	$ 2.5	$ 4.6	$ 6.4	$ 5.1	$ 4.0	$ 10.9	$ 6.2	$ 8.1	$ 7.0
Lease termination income	$ 4.1	$ 1.0	$ 40.2	$ 18.9	$ 27.3	$ 1.8	$ 0.9	$ 2.8	$ 0.3

(1) Investment amounts and Initial Weighted Average Cash Yields reflect adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definitions of Pro-Rata Share and Initial Weighted Average Cash Yield in the Glossary.

(2) Total revenue excluding client reimbursements.

(3) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(4) Please see the Glossary for our definition of Gross Asset Value ("GAV").

(5) Please see the Glossary for our definition of Rent Recapture Rate.

(6) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(7) Represents reserves to rental revenues, exclusive of non-cash reserves.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 6

Table of Contents

Summary Financial Information (Continued)

(USD in millions)

		Q3 2026		Q2 2026		Q1 2026		Q4 2025		Q3 2025		Q2 2025		Q1 2025		Q4 2024		Q3 2024
Portfolio Highlights																		
GAV[4]																		
U.S.	$	68,585	$	67,832	$	65,863	$	64,883	$	63,994	$	64,396	$	64,339	$	64,355	$	63,571
U.K.	$	13,538	$	13,388	$	13,259	$	12,760	$	12,475	$	11,978	$	10,846	$	9,917	$	10,057
E.U.	$	5,636	$	4,688	$	4,525	$	3,931	$	3,270	$	3,194	$	2,331	$	1,944	$	1,907
Total GAV[4]	$	87,759	$	85,908	$	83,647	$	81,574	$	79,739	$	79,568	$	77,516	$	76,216	$	75,535
Number of properties		15,536		15,588		15,571		15,511		15,542		15,606		15,627		15,621		15,457
Occupancy - by number of properties[8]		98.8 %		98.8 %		98.9 %		98.9 %		98.7 %		98.6 %		98.5 %		98.7 %		98.7 %
Number of clients		1,842		1,798		1,786		1,761		1,647		1,630		1,598		1,565		1,552
Leverage Metrics																		
Net Debt/Annualized Pro Forma Adjusted EBITDAre[9]		5.4x		5.4x		5.2x		5.3x		5.3x		5.5x		5.4x		5.3x		5.4x
Pro-Rata Net Debt to Total Enterprise Value[10]		37.9 %		34.3 %		34.5 %		35.7 %		34.0 %		35.1 %		34.5 %		35.9 %		32.4 %
Debt Covenant Metrics																		
Limitation on incurrence of total debt[11]		41.5 %		41.5 %		41.4 %		41.4 %		41.9 %		42.0 %		41.4 %		41.1 %		41.5 %
Limitation on incurrence of secured debt[11]		0.3 %		0.2 %		0.2 %		0.2 %		0.2 %		0.2 %		0.2 %		0.3 %		0.4 %
Debt service and fixed charge coverage (trailing 12 months)[11][12]		4.6x		4.7x		4.7x		4.7x		4.6x		4.5x		4.7x		4.7x		4.6x
Maintenance of total unencumbered assets[11]		242.2 %		242.2 %		242.5 %		242.7 %		239.5 %		238.7 %		242.2 %		244.5 %		239.9 %

(8) Our property-level occupancy rates exclude properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending, and include properties owned by unconsolidated joint ventures.

(9) Net Debt/Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. Please refer to the Appendix for reconciliations.

(10) Please see the Glossary for our definition of Pro-Rata Net Debt to Total Enterprise Value. Also refer to the Capitalization page for further detail.

(11) Represents key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations are not based on U.S. GAAP measurements. See Debt Covenants page for further detail.

(12) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. See Debt Covenants page for further detail.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 7

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 8 Financial Highlights (in USD) Net Income per Share (Diluted) $0.35 $0.32 $0.33 $0.37 $0.43 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 AFFO per Share (Diluted) $1.08 $1.08 $1.13 $1.09 $1.12 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 (1) AFFO and Total Operational Return are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. Please refer to the Appendix for reconciliations. (2) Dividend yield is calculated as the current annualized dividend amount per share divided by the prior year ending stock price. Table of Contents ↪ (1)(2) Total Operational Return 13.3% 6.8% 10.2% 8.1% 10.8% 9.2% 2.0% 4.8% 2.1% 5.0% 4.1% 4.8% 5.4% 6.0% 5.8% AFFO/share growth Dividend returns 2022 2023 2024 2025 YTD 2026 Dividend Yield AFFO/Share Growth(2) (1) Current Year Current Year Dividend yield(2) AFFO/Share Growth (1) Annualized Dividends Declared per Share $2.982 $3.078 $3.168 $3.240 $3.258 2022 2023 2024 2025 Q3 2026

Q3 2026 Supplemental Operating & Financial Data 9 Three months ended September 30, Nine months ended September 30, 2026 2025 2026 2025 REVENUE   Rental (including reimbursements) $ 1,483,799 $ 1,386,502 $ 4,351,083 $ 4,037,747 Interest income on financing receivables 32,248 32,635 96,402 97,652 Interest and dividend income on loans and preferred equity investments 104,982 51,058 263,609 125,274 Other 553 357 6,926 762 Total revenue 1,621,582 1,470,552 4,718,020 4,261,435 EXPENSES Depreciation and amortization 647,555 631,981 1,922,507 1,888,765 Interest 333,564 294,482 937,587 846,680 Property (including reimbursements) 122,393 106,621 351,675 320,724 General and administrative 54,315 55,039 170,805 148,412 Provisions for impairment of real estate 111,645 75,391 255,995 315,063 Provisions for credit losses on loans and financing receivables 14,212 11,581 60,573 31,861 Merger, transaction, and other costs, net 2,694 13,343 15,539 13,953 Total expenses 1,286,378 1,188,438 3,714,681 3,565,458 Gain on sales of real estate 113,865 49,107 187,767 110,210 Foreign currency and derivative loss, net (2,513) (2,818) (28,357) (9,751) Equity in earnings of unconsolidated entities 2,927 3,080 7,800 10,706 Other income, net 6,225 10,015 28,610 24,551 Income before income taxes 455,708 341,498 1,199,159 831,693 Income taxes (23,568) (23,824) (75,571) (63,546) Net income 432,140 317,674 1,123,588 768,147 Net income attributable to noncontrolling interests (28,198) (1,903) (63,925) (5,642) Net income available to common stockholders $ 403,942 $ 315,771 $ 1,059,663 $ 762,505 Net income available to common stockholders per common share, basic and diluted $ 0.43 $ 0.35 $ 1.13 $ 0.84 Consolidated Statements of Income (USD in thousands, except per share amounts) (unaudited) Refer to the next page for supplemental information to the Consolidated Statements of Income. Table of Contents ↪

Q3 2026 Supplemental Operating & Financial Data 10 Consolidated Statements of Income (Continued) (USD in thousands) (unaudited) Supplemental Information Three months ended September 30, Nine months ended September 30, 2026 2025 2026 2025 Minimum rent $ 1,334,178 $ 1,237,339 $ 3,914,057 $ 3,645,377 Tenant reimbursement income 104,939 82,517 293,557 257,319 Straight-line rents 51,921 45,493 134,092 122,938 Above and below-market lease amortization (17,742) (10,462) (48,505) (32,075) Percentage rent 4,376 4,022 12,584 12,629 Lease termination income 4,116 27,266 45,334 30,033 Other rent 3,709 3,901 9,899 17,496 Reserves to rental revenue (1,698) (3,574) (9,935) (15,970) Total rental revenue (including reimbursements) $ 1,483,799 $ 1,386,502 $ 4,351,083 $ 4,037,747 Table of Contents ↪

Q3 2026 Supplemental Operating & Financial Data 11 September 30, 2026 December 31, 2025 ASSETS Real estate held for investment, at cost:     Land $ 19,119,185 $ 18,368,029 Buildings and improvements 46,719,476 43,824,410 Total real estate held for investment, at cost 65,838,661 62,192,439 Less accumulated depreciation and amortization (9,808,131) (8,778,536) Real estate held for investment, net 56,030,530 53,413,903 Real estate and lease intangibles held for sale, net 194,986 91,784 Cash and cash equivalents 368,534 434,842 Accounts receivable, net 1,217,817 1,053,487 Lease intangible assets, net 5,584,800 5,717,241 Goodwill 4,932,199 4,932,199 Investment in loans and financing receivables, net 5,030,205 3,271,002 Investment in unconsolidated entities 1,617,384 1,256,456 Other assets, net 2,973,959 2,624,698 Total assets $ 77,950,414 $ 72,795,612 LIABILITIES AND EQUITY Distributions payable $ 265,518 $ 255,171 Accounts payable and accrued expenses 1,094,942 1,060,969 Lease intangible liabilities, net 1,463,929 1,493,958 Other liabilities 1,062,753 1,066,809 Revolving credit facilities and commercial paper 2,127,928 2,023,414 Term loans, net 2,772,340 1,701,615 Mortgages payable, net 36,745 37,761 Notes payable, net 26,451,863 25,031,947 Total liabilities $ 35,276,018 $ 32,671,644 Redeemable noncontrolling interests $ 71,745 $ — Stockholders’ equity:   Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 950,964 and 933,975 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively $ 51,149,067 $ 49,861,660 Distributions in excess of net income (11,761,979) (10,527,984) Accumulated other comprehensive income 104,861 105,019 Total stockholders’ equity $ 39,491,949 $ 39,438,695 Noncontrolling interests 3,110,702 685,273 Total equity $ 42,602,651 $ 40,123,968 Total liabilities and equity $ 77,950,414 $ 72,795,612 Consolidated Balance Sheets (USD and shares in thousands, except per share amounts) (unaudited) Table of Contents ↪

FFO and Normalized FFO[1]

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three months ended September 30,		Nine months ended September 30,	
	2026	2025	2026	2025
Net income available to common stockholders	$ 403,942	$ 315,771	$ 1,059,663	$ 762,505
Depreciation and amortization	647,555	631,981	1,922,507	1,888,765
Depreciation of furniture, fixtures and equipment	(827)	(711)	(2,416)	(1,853)
Provisions for impairment of real estate	111,645	75,391	255,995	315,063
Gain on sales of real estate	(113,865)	(49,107)	(187,767)	(110,210)
Proportionate share of adjustments for unconsolidated entities	13,281	9,003	31,780	24,343
FFO adjustments allocable to noncontrolling interests	(20,705)	(1,278)	(48,535)	(4,160)
FFO available to common stockholders	**$ 1,041,026**	**$ 981,050**	**$ 3,031,227**	**$ 2,874,453**
FFO allocable to dilutive noncontrolling interests	2,420	2,346	6,797	7,188
Diluted FFO	**$ 1,043,446**	**$ 983,396**	**$ 3,038,024**	**$ 2,881,641**
FFO available to common stockholders	$ 1,041,026	$ 981,050	$ 3,031,227	$ 2,874,453
Merger, transaction, and other costs, net	2,694	13,343	15,539	13,953
Normalized FFO available to common stockholders	**$ 1,043,720**	**$ 994,393**	**$ 3,046,766**	**$ 2,888,406**
Normalized FFO allocable to dilutive noncontrolling interests	2,420	2,346	6,797	7,188
Diluted Normalized FFO	**$ 1,046,140**	**$ 996,739**	**$ 3,053,563**	**$ 2,895,594**
FFO per common share:				
Basic	$ 1.10	$ 1.07	$ 3.24	$ 3.18
Diluted	$ 1.10	$ 1.07	$ 3.23	$ 3.18
Normalized FFO per common share:				
Basic	$ 1.11	$ 1.09	$ 3.25	$ 3.20
Diluted	$ 1.10	$ 1.09	$ 3.25	$ 3.19
Distributions paid to common stockholders	$ 768,505	$ 737,859	$ 2,283,316	$ 2,177,133
FFO after distributions	$ 272,521	$ 243,191	$ 747,911	$ 697,320
Normalized FFO after distributions	$ 275,215	$ 256,534	$ 763,450	$ 711,273
Weighted average number of common shares used for FFO and Normalized FFO:				
Basic	944,261	913,949	936,219	902,935
Diluted	948,797	917,869	940,928	906,692

(1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 12

Table of Contents

AFFO

(USD and shares in thousands, except per share amounts) (unaudited)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO. Refer to the Glossary for definitions.

	Three months ended September 30,		Nine months ended September 30,	
	2026	2025	2026	2025
Net income available to common stockholders	$ 403,942	$ 315,771	$ 1,059,663	$ 762,505
Cumulative adjustments to calculate Normalized FFO	639,778	678,622	1,987,103	2,125,901
Normalized FFO available to common stockholders	**1,043,720**	**994,393**	**3,046,766**	**2,888,406**
Debt-related non-cash items:				
Amortization of net debt discounts and deferred financing costs	21,656	9,001	54,133	23,532
Amortization of acquired interest rate swap value	1,531	2,251	4,592	9,517
Capital expenditures from operating properties:				
Leasing costs and commissions	(2,392)	(1,754)	(5,690)	(4,619)
Recurring capital expenditures	(27)	(42)	(197)	(282)
Other non-cash items:				
Provisions for credit losses on loans and financing receivables	14,212	11,581	60,573	31,861
Amortization of share-based compensation	6,461	7,719	27,112	21,728
Straight-line rent and expenses, net	(50,732)	(43,474)	(129,778)	(117,512)
Amortization of above and below-market leases, net	17,742	10,462	48,505	32,075
Deferred tax expense	—	3,829	1,718	4,138
Executive severance charge	1,473	—	3,319	—
Derivative and unrealized foreign currency loss (gain), net[1]	4,202	(1,941)	22,157	(730)
Other adjustments[2]	2,230	475	5,798	2,907
Proportionate share of adjustments for unconsolidated entities	(987)	(650)	(1,761)	(2,291)
Adjustments allocable to noncontrolling interests	2,008	138	3,523	465
AFFO available to common stockholders	**$ 1,061,097**	**$ 991,988**	**$ 3,140,770**	**$ 2,889,195**
AFFO allocable to dilutive noncontrolling interests	2,394	2,331	7,166	7,133
Diluted AFFO	**$ 1,063,491**	**$ 994,319**	**$ 3,147,936**	**$ 2,896,328**
AFFO per common share:				
Basic	$ 1.12	$ 1.09	$ 3.35	$ 3.20
Diluted	$ 1.12	$ 1.08	$ 3.35	$ 3.19
Distributions paid to common stockholders	$ 768,505	$ 737,859	$ 2,283,316	$ 2,177,133
AFFO after distributions	$ 292,592	$ 254,129	$ 857,454	$ 712,062
Weighted average number of common shares used for AFFO:				
Basic	944,261	913,949	936,219	902,935
Diluted	948,797	917,869	940,928	906,692

(1) Represents non-cash foreign currency losses (gains) from remeasurement to USD and mark-to-market adjustments on investments and derivatives that are non-cash in nature.

(2) Includes primarily obligations related to financing lease liabilities.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 13

Table of Contents

Earnings Guidance

Summarized below are approximate estimates of the key components of our 2026 earnings guidance (with actual YTD results for comparison):

	Revised 2026 Guidance	Prior 2026 Guidance[1]	YTD Actuals at September 30, 2026
Net income per share[2]	$1.55 - $1.56	$1.59 - $1.60	$1.13
AFFO per share[3]	$4.45 - $4.46	$4.44 - $4.45	$3.35
Same store rent growth	1.1% - 1.3%	1.1% - 1.3%	1.1%
Occupancy	Above 98.5%	Approx 98.5%	98.8%
Cash G&A expenses (% of total gross asset value)[4][5]	21 - 22 bps	21 - 22 bps	16 bps
Property expenses (non-reimbursable) (% of total revenue)[6]	1.3% - 1.5%	Approx 1.5%	1.3%
Income tax expenses	$100 - $110 million	$100 - $110 million	$76 million
Investment volume (at 100%)	$10.0 billion	$10.0 billion	$7.9 billion
Lease termination income	$45 - $50 million	$45 - $50 million	$45 million

(1) As issued on August 5, 2026.

(2) Net income per share excludes future impairment and foreign currency or derivative gains or losses due to the inherent unpredictability of forecasting these items.

(3) Please refer to the Appendix for the reconciliation of net income per share to AFFO per share.

(4) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(5) Please see the Glossary for our definition of Gross Asset Value.

(6) Total revenue excludes client reimbursements.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 14

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 15 Portfolio Highlights (USD in millions) Number of Properties 12,237 13,458 15,621 15,511 15,536 11,966 13,007 15,099 14,893 14,840 Domestic International Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q3 2026 Same Store Rental Revenue Growth 1.8% 1.9% 0.5% 1.3% 1.1% 2022 2023 2024 2025 YTD 2026 Rent Recapture Rate 105.9% 104.1% 105.6% 103.9% 103.1% 2022 2023 2024 2025 YTD 2026 (1) Please see the Glossary for our definition of Gross Asset Value ("GAV"). (2) Please see the Glossary for our definition of Same Store Rental Revenue. (3) Please see the Glossary for our definition of Rent Recapture Rate. (2) Table of Contents ↪ Gross Asset Value ("GAV") $54,577 $63,851 $76,216 $81,574 $87,759 $48,155 $53,673 $64,355 $64,883 $68,585 $5,684 $8,415 $9,917 $12,760 $13,538 Domestic U.K. Europe Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q3 2026 (1) International Current quarter Domestic European Union (E.U.) U.K. Current quarter Domestic Domestic Current quarter International Domestic Current quarter E.U. Current quarter U.K. $5,636696618 $738 $1,763 $1,944 $3,931 271 451 522 (3)

Portfolio Diversification

By Property Type and Top 20 Industries

PROPERTY TYPE DIVERSIFICATION

% OF TOTAL ANNUALIZED BASE RENT



17.0%
Industrial
3.1%
Gaming
1.0%
Data Center
1.9%
Other(2)
77.0%
Retail

Property Type	Number of Properties	Leasable Square Feet[(1)]	ABR as of Q3 2026	Percentage of ABR as of Q3 2026	Percentage of ABR from IG Clients
Retail	14,838	214,428	$ 4,126,701	77.0 %	33.4 %
Industrial	627	133,366	911,723	17.0	46.0
Gaming	2	5,053	165,629	3.1	—
Data Center	4	770	54,417	1.0	100.0
Other[(2)]	65	3,518	98,745	1.9	15.7
Total	15,536	357,135	$ 5,357,215	100.0 %	34.9 %

(1) Represents leasable building square footage, which includes our portfolio of unconsolidated joint ventures based on ownership percentage and deducts noncontrolling interests. Excludes 2,962 acres of leased land categorized as agriculture as of September 30, 2026.

(2) "Other" primarily includes 27 properties classified as agriculture with $36.0 million in ABR, 14 properties classified as office with $30.1 million in ABR, and 21 properties classified as country clubs with $28.5 million in ABR, as well as one land parcel under development.

TOP 20 INDUSTRIES

% OF TOTAL ANNUALIZED BASE RENT

Industry	As of Q3 2026	As of Q4 2025
Grocery	10.6 %	11.1 %
Convenience Stores	9.2	9.5
Home Improvement	6.4	6.4
Dollar Stores	6.0	6.1
Restaurants-Quick Service	4.7	4.8
Health and Fitness	4.1	4.4
Automotive Service	4.0	4.3
Drug Stores	4.0	4.3
General Merchandise	3.9	3.5
Restaurants-Casual Dining	3.6	3.8
Gaming	3.1	3.1
Home Furnishings	3.0	2.8
Transportation Services	3.0	2.9
Apparel Stores	2.9	2.6
Health Care	2.7	2.7
Sporting Goods	2.5	2.4
Motor Vehicle Dealerships	2.0	1.7
Wholesale Clubs	2.0	2.2
Entertainment	1.8	1.9
Theaters	1.8	1.9

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 16

Table of Contents

Client Diversification

Top 20 and Client Credit Rating

TOP 20 CLIENTS

Ranking	Client	Number of Leases	Percentage of Annualized Base Rent[(1)(2)]	Investment Grade Ratings (S&P/ Moody's/Fitch)[(3)]
1	Dollar General	1,866	3.3%	BBB / Baa3 / -
2	7-Eleven	799	3.0	A- / Baa2 / -
3	Walgreens	387	2.9	—
4	Family Dollar	1,253	2.5	—
5	Life Time Group	43	2.1	—
6	(B&Q) Kingfisher	73	2.0	BBB / - / BBB
7	Wynn Resorts	1	2.0	—
8	EG Group	414	1.9	—
9	Asda	41	1.6	—
10	Sainsbury's	42	1.6	BBB / Baa3 / -
11	Tractor Supply	269	1.5	BBB / Baa1 / -
12	BJ's Wholesale Club	45	1.4	- / - / BBB
13	Tesco	29	1.4	BBB / Baa2 / BBB
14	FedEx	59	1.3	BBB / Baa2 / -
15	MGM (Bellagio)	1	1.1	—
16	Home Depot	42	1.1	A / A2 / A
17	CVS Pharmacy	204	1.0	BBB / Baa3 / BBB
18	Walmart / Sam's Club	62	0.9	AA / Aa2 / AA
19	Decathlon	85	0.9	A-2 / - / -
20	AMC Theatres	36	0.8	—
		5,751	34.3%	

CLIENT CREDIT RATING

% of TOTAL ANNUALIZED BASE RENT AS OF Q3 2026



13.8%
Non-Investment Grade or Non-Rated, Non-Retail
25.8%
Investment Grade[(3)], Retail
51.3%
Non-Investment Grade or Non-Rated, Retail
9.1%
Investment Grade[(3)], Non-Retail



31.5%
32.2%
32.0%
34.3%
34.9%
5,255
5,294
5,367
5,475
5,510
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Number of IG Leases
Percentage of ABR from IG Clients[(3)]

(1) Our 20 largest clients are based on percentage of Annualized Base Rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, as of September 30, 2026. Please see the Glossary for our definition of Annualized Base Rent.

(2) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

(3) Please see the Glossary for our definition of Investment Grade ("IG") Clients.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 17

Table of Contents

Same Store Rental Revenue[1][2]

(USD in thousands)

SAME STORE RENTAL REVENUE BY PROPERTY TYPE

Property Type	Q3 2026	Q3 2025	$ Change	% Change
Retail	$ 932,751	$ 924,830	$ 7,921	0.9 %
Industrial	169,122	165,150	3,972	2.4 %
Gaming	41,407	40,659	748	1.8 %
Data Center	961	937	24	2.6 %
Other [3]	17,765	17,469	296	1.7 %
Total	**$ 1,162,006**	**$ 1,149,045**	**$ 12,961**	**1.1 %**
Number of properties	14,443			

Property Type	YTD 2026	YTD 2025	$ Change	% Change
Retail	$ 2,791,617	$ 2,768,611	$ 23,006	0.8 %
Industrial	504,989	492,640	12,349	2.5 %
Gaming	124,222	121,976	2,246	1.8 %
Data Center	2,866	2,796	70	2.5 %
Other [3]	51,466	52,716	(1,250)	(2.4)%
Total	**$ 3,475,160**	**$ 3,438,739**	**$ 36,421**	**1.1 %**
Number of properties	14,443			

TOP 3 INDUSTRIES CONTRIBUTING TO THE CHANGE[4]

Industry	Q3 2026	Q3 2025	$ Change	% Change
Convenience Stores	$ 118,837	$ 116,785	$ 2,052	1.8 %
Grocery	135,038	133,096	1,942	1.5 %
Home Furnishings	31,930	33,187	(1,257)	(3.8)%

Industry	YTD 2026	YTD 2025	$ Change	% Change
Grocery	$ 404,327	$ 397,316	$ 7,011	1.8 %
Convenience Stores	354,986	349,585	5,401	1.5 %
Theaters	74,995	79,248	(4,253)	(5.4)%

SUPPLEMENTAL INFORMATION - U.S. CORE PLUS FUND[5]

Entity	Q3 2026	Q3 2025	$ Change	% Change
U.S. Core Plus Fund	$ 6,316	$ 6,144	$ 172	2.8 %
Number of properties	183			

Entity	YTD 2026	YTD 2025	$ Change	% Change
U.S. Core Plus Fund	$ 18,852	$ 18,325	$ 527	2.9 %
Number of properties	183			

(1) Same Store Pool and Same Store Rental Revenue are non-GAAP financial measures. Please see the Glossary for our definitions of these terms. Please refer to the Appendix for reconciliations. For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of September 30, 2026.

(2) Same Store Rental Revenue is presented as our Pro-Rata Share, which reflects adjustments to include our proportionate share of rental revenue from properties owned by unconsolidated joint ventures, as well as amounts attributable to noncontrolling interest based on their respective economic ownership percentages.

(3) "Other" includes properties classified as agriculture, office, and one hotel property.

(4) Top 3 industry contributors are based on absolute value of net change period over period.

(5) U.S. Core Plus Fund's same store rental revenue is presented as our Pro-Rata Share, which reflects our proportionate share of rental revenue generated by the Fund based on our ownership interest. For the three and nine months ended September 30, 2026, 105 properties representing $6.7 million and $14.0 million of revenue, respectively, were excluded from the Same Store Pool.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 18

Table of Contents

Leasing Activity

(USD in thousands)

LEASING ACTIVITY

	Q3 2026			YTD 2026		
	Re-leased to Same Client	Re-leased to New Client	Re-leasing Totals	Re-leased to Same Client	Re-leased to New Client	Re-leasing Totals
Prior cash rents	$ 62,230	$ 3,034	$ 65,264	$ 217,037	$ 26,467	$ 243,504
New cash rents*	$ 64,483	$ 3,084	$ 67,567	$ 225,198	$ 25,918	$ 251,116
Rent Recapture Rate[1]	103.6 %	101.6 %	103.5 %	103.8 %	97.9 %	103.1 %
Number of leases	251	20	271	950	104	1,054
Composition of leases	92.6 %	7.4 %	100.0 %	90.1 %	9.9 %	100.0 %
Average months vacant	—	13.0	1.0	—	8.2	0.8
*Percentage of Total Annualized Base Rent[2]			1.2 %			4.5 %

LEASE EXPIRATIONS

ASSUMING NO EXERCISE OF LEASE OPTIONS. OUR LEASES HAVE A WEIGHTED AVERAGE REMAINING LEASE TERM OF APPROXIMATELY 8.5 YEARS

Total Portfolio[3]

	Expiring Leases			
Year	Retail	Non-Retail	Annualized Base Rent as of September 30, 2026[2]	Percentage of Annualized Base Rent[2]
2026	245	3	$ 38,343	0.7 %
2027	1,277	44	286,583	5.3
2028	1,744	76	402,169	7.5
2029	1,931	59	459,895	8.6
2030	1,353	58	380,436	7.1
2031	1,335	87	472,070	8.8
2032	1,598	63	413,922	7.7
2033	1,102	43	339,823	6.3
2034	826	45	366,480	6.8
2035	750	33	236,817	4.4
2036	712	41	280,564	5.2
2037	582	30	162,067	3.0
2038	435	25	152,936	2.9
2039	540	11	152,352	2.8
2040	350	9	187,961	3.5
Thereafter	1,921	131	1,024,797	19.4
Total	**16,701**	**758**	**$ 5,357,215**	**100.0 %**

(1) Please see the Glossary for our definition of Rent Recapture Rate.

(2) Please see the Glossary for our definition of Annualized Base Rent.

(3) Leases on our multi-client properties are counted separately in the table above. Of the 17,459 in-place leases in the portfolio, 13,853, or 79.3%, provide for increases in rents through one or more of the following rent provisions: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, or fixed increases.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 19

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 20 Credit Investments as of September 30, 2026 (USD in millions) Table of Contents ↪ $5.0 billion Total Credit Investments 29.3% Preferred Equity 70.7% Loans INVESTMENT IN LOANS Pro-Rata Share(1) Investment Type Number of Investments Total Commitments Principal Balance Weighted Average Years to Maturity Weighted Average Yield/ Return Loans 26 $3,821 $3,534 3.4 8.6% INVESTMENT IN PREFERRED EQUITY Pro-Rata Share(1) Investment Type Number of Investments Total Commitments Investment Balance(2) Weighted Average Years to Maturity Weighted Average Yield/ Return Preferred Equity 3 N/A $1,466 N/A 7.7% (1) Please see the Glossary for our definition of Pro-Rata Share. (2) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Calculated as approximately $1.5 billion per the consolidated balance sheet (comprised of $650.0 million in 'Investment in unconsolidated entities' and $831.8 million in 'Other assets, net'), less adjustments allocable to noncontrolling interests of $15.3 million.

Q3 2026 Supplemental Operating & Financial Data 21 Q3 2026 Total rental revenues $ 1,483,799 Interest income on financing receivables(1) 32,248 Less: Tenant reimbursement income (104,939) Less: Straight-line rental revenue (51,921) Plus: Amortization of above and below-market leases, net 17,742 Less: Other non-cash adjustments (96) Consolidated cash rental revenues 1,376,833 Plus: Pro-Rata Share of unconsolidated cash revenues(2) 26,427 Less: Noncontrolling interests' share of cash revenues(2) (57,594) Plus: Cash income on loans and preferred equity investments 104,708 Pro-Rata cash revenues 1,450,374 Less: Cash non-reimbursable expenses (16,252) Less: Pro-Rata Share of unconsolidated non-reimbursable expenses(2) (10) Plus: Noncontrolling interests' share of non-reimbursable expenses(2) (91) Pro-Rata Cash NOI(3) 1,434,021 Plus: Pro-Rata Share of pro forma adjustments for real estate transactions(4) 2,330 Plus: Pro-Rata Share of pro forma adjustments for loans and preferred equity investments(4) 3,975 Pro Forma Cash NOI(3) $ 1,440,326 Annualized Pro Forma Cash NOI(5) $ 5,761,304 Less: Pro-Rata Share of lease termination income (4,101) Pro Forma Cash NOI, Excluding Lease Termination Income $ 1,436,225 Annualized Pro Forma Cash NOI, Excluding Lease Termination Income(5) $ 5,744,900 Annualized Pro Forma Cash Net Operating Income ("NOI") (USD in thousands) (unaudited) Table of Contents ↪ (1) For properties we acquire through transactions that qualify as sale-leasebacks and for which the purchase price is in excess of the fair value of the real estate acquired, the difference is accounted for as income from financing receivables. (2) Please see the Non-GAAP Pro-Rata Financial Information page for additional details. (3) Please see the Glossary for a description of our non-GAAP measures and for details on how each measure is calculated. (4) Adjusts for transactions completed during the period, as if the transaction had been consummated at the beginning of the relevant period, including $10.2 million of pro forma impact to NOI related to the KKR transaction. Assumes rental revenue recognition started at the beginning of the relevant period for completed developments. (5) Annualized Pro Forma Cash NOI and Annualized Pro Forma Cash NOI, Excluding Lease Termination Income are calculated by multiplying Pro Forma Cash NOI and Pro Forma Cash NOI, Excluding Lease Termination Income, respectively, by four.

Realty Income Investment Management Highlights

(USD in millions)



U.S. Core Plus Fund AUM(1)
$—
$2,674
$1,914
$760
$2,718
$2,076
$642
$3,265
$2,495
$770
$3,520
$2,704
$816
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Realty Income Pro-Rata Share(2)
Third-party investor's share
Current Quarter Realty Income Pro-Rata Share(2)
Current Quarter Third-party investor's share



Managed Insurance and Retirement Annuity AUM(1)
$—
$—
$2,041
$1,000
$1,041
$2,041
$1,000
$1,041
$3,268
$1,601
$1,667
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Realty Income Pro-Rata Share(2)
Third-party investor's share
Current Quarter Realty Income Pro-Rata Share(2)
Current Quarter Third-party investor's share



Fee-Earning Equity Under Management(3)
$—
$586
$1,331
$2,678
$2,996
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026



Management Fee Income(4)
$—
$0.8
$2.0
$3.2
$3.8
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

(1) Please see the Glossary for our definition of Assets Under Management.

(2) Reflects our proportionate economic ownership of the AUM by deducting noncontrolling interests. Please see our definition of Pro-Rata Share in the Glossary.

(3) Please see the Glossary for our definition of Fee-Earning Equity Under Management ("FEEUM"). Includes equity related to our partnership with Apollo beginning in Q2 2026 and excludes equity related to our partnership with KKR in Q3 2026 as the transaction closed on September 28, 2026.

(4) Reflects third-party share of management fees based on legal ownership percentage. Fees earned from consolidated vehicles are eliminated for GAAP reporting purposes. Fees paid by third-party investors are reflected in our consolidated financial statements as a reduction to income attributable to noncontrolling interests. Includes fees earned related to our partnership with Apollo beginning in Q2 2026, and excludes fees earned related to our partnership with KKR in Q3 2026 as the transaction closed on September 28, 2026.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 22

Table of Contents

Joint Ventures and Non-Wholly Owned Investments

(USD in thousands)

Vehicle	Asset Class	Structure	Established	Region	Consolidated/ Unconsolidated	Realty Income Ownership % Q3 2026
European Insurance & Annuity (KKR)	Industrial/Retail	Managed Insurance and Retirement Annuity	2026	Europe	Consolidated	51.0%
U.S. Development Joint Ventures	Industrial	Joint Venture	2024 - 2026	U.S.	Unconsolidated	95.0%
Cloud Capital Joint Venture	Data Center	Joint Venture	2026	U.S.	Unconsolidated	45.0%
U.S. Insurance & Annuity (Apollo)	Retail	Managed Insurance and Retirement Annuity	2026	U.S.	Consolidated	51.0%
U.S. Core Plus Fund	Industrial/Retail	Open-Ended Fund	2025	U.S.	Consolidated	23.6%
Digital Realty Joint Venture	Data Center	Joint Venture	2023	U.S.	Unconsolidated	80.0%
Bellagio Las Vegas Joint Venture	Gaming	Joint Venture	2023	U.S.	Unconsolidated	21.9%
Other Consolidated Joint Ventures	Various	Joint Venture	Various	Various	Consolidated	90% - 99%

	At 100%[1]		Realty Income's Pro-Rata Share[2]	
Vehicle	GAV[3]	Debt[4]	GAV[3]	Debt[4]
European Insurance & Annuity (KKR)	$ 1,056,794	$ —	$ 538,965	$ —
U.S. Development Joint Ventures	204,491	—	194,266	—
Cloud Capital Joint Venture	1,408,264	520,000	633,255	233,829
U.S. Insurance & Annuity (Apollo)	1,957,523	—	998,337	—
U.S. Core Plus Fund	3,361,378	820,500	792,613	193,474
Digital Realty Joint Venture	588,755	—	471,004	—
Bellagio Las Vegas Joint Venture	4,746,311	3,010,000	1,039,442	659,190
Other Consolidated Joint Ventures	4,330,282	—	4,045,367	—
Total	**$ 17,653,798**	**$ 4,350,500**	**$ 8,713,249**	**$ 1,086,493**

(1) Amounts represent balance sheet information of the entire vehicle at 100%, not Realty Income's proportionate share. Amounts are presented at Realty Income's adjusted basis derived from the vehicles' U.S. GAAP information and may not be comparable to amounts reflected in the vehicles' stand alone financial statements calculated on a different basis.

(2) Our Pro-Rata Share reflects our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Pro-Rata Share in the Glossary.

(3) Please see the Glossary for our definition of Gross Asset Value.

(4) Amounts represent outstanding principal balance.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 23

Table of Contents

Non-GAAP Pro-Rata Financial Information

(USD in thousands) (unaudited)

	Three months ended September 30, 2026		Nine months ended September 30, 2026	
	Noncontrolling Interests in Consolidated Subsidiaries[1]	Realty Income's Share from Unconsolidated Entities[2]	Noncontrolling Interests in Consolidated Subsidiaries[1]	Realty Income's Share from Unconsolidated Entities[2]
Minimum rent	$ (56,132)	$ 26,430	$ (128,585)	$ 67,010
Tenant reimbursement income	(5,613)	5,391	(13,345)	9,652
Straight-line rents	(3,358)	5,049	(7,285)	13,062
Above and below-market lease amortization	241	911	863	2,732
Percentage rent	(67)	—	(108)	—
Other rent	(268)	—	(585)	—
Provision for doubtful accounts	22	—	35	—
Interest income on financing receivables	(1,127)	(3)	(2,723)	—
Other	(13)	2	(1,028)	22
Total Revenue	**(66,315)**	**37,780**	**(152,761)**	**92,478**
Depreciation and amortization	(28,958)	13,281	(64,988)	31,307
Interest	(7,928)	13,156	(15,446)	34,231
Tenant reimbursement expense	(5,613)	7,442	(13,345)	8,899
Non-reimbursable expenses	91	10	18	10
General and administrative	(4,523)	(1,977)	(11,441)	1,007
Provisions for impairment of real estate	(112)	—	(588)	—
Provisions for credit losses on loans and financing receivables	(200)	—	(592)	—
Merger, transaction, and other costs, net	83	—	(864)	—
Total Expense	**(47,160)**	**31,912**	**(107,246)**	**75,454**
Gain/loss on sales of real estate	(99)	—	(464)	(473)
Other income, net	(207)	(4)	(593)	(4)
Income taxes	100	(37)	447	(111)
Net income	**(19,361)**	**5,827**	**(46,125)**	**16,436**
Preferred stock dividends	—	(2,900)	—	(8,636)
Non-Pro-Rata allocation of income[3]	(8,837)	—	(17,800)	—
Net income available to common stockholders	**$ (28,198)**	**$ 2,927**	**$ (63,925)**	**$ 7,800**

(1) Noncontrolling interests represent outside ownership interests of our limited partners and joint venture partners in consolidated entities not wholly-owned by us which are included on a single line presentation in our consolidated financial statements in accordance with GAAP. Noncontrolling interests are deducted when calculating our Pro-Rata Share in these partnerships. Please see our definition of Pro-Rata Share in the Glossary.

(2) Represents our Pro-Rata Share of investments in unconsolidated joint ventures which are included on a single line presentation in our consolidated financial statements in accordance with GAAP.

(3) Reflects the effect of applying the Hypothetical Liquidation at Book Value ("HLBV") method to the Apollo joint venture, which allocates GAAP income based on a hypothetical liquidation of the venture's underlying value as of the reporting date.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 24

Table of Contents

Capital Deployment – Investment Activity(1)(2)

(USD in millions)

Real Estate Acquisitions and Initial Weighted Average Cash Yields


$8,187
6.0%
$7,184
7.0%
$2,475
7.0%
$4,077
7.0%
$4,585
6.5%
2022
2023
2024
2025
YTD 2026
International
Domestic
U.S. Core Plus Fund
Current Year International
Current Year Domestic
Current Year U.S. Core Plus Fund

Development Investments and Initial Weighted Average Cash Yields


$808
5.3%
$1,497
6.8%
$757
7.4%
$534
7.4%
$434
7.4%
2022
2023
2024
2025
YTD 2026
International
Domestic
Current Year International
Current Year Domestic

Other Investments and Initial Weighted Average Cash Yields(3)


$858
8.7%
$10,600
8.9%
$1,608
8.2%
$1,906
8.3%
2023
2024
2025
YTD 2026
International
Domestic
Merger
Current Year Domestic
Current Year International

Total Investments and Initial Weighted Average Cash Yields


$8,995
5.9%
$9,539
7.1%
$13,832
7.4%
$6,219
7.3%
$6,925
7.1%
2022
2023
2024
2025
YTD 2026
International
Domestic
Mergers
U.S. Core Plus Fund
Current Year Domestic
Current Year International
Current Year U.S. Core Plus Fund

(1) Reflects adjustments for our Pro-Rata Share based on our proportionate economic ownership of our joint ventures (which adds our economic ownership percentage of unconsolidated entities and deducts noncontrolling interests). Please see our definition of Pro-Rata Share in the Glossary.

(2) Dollar amounts and percentages in the above tables reflect the total amount of investments and the total Initial Weighted Average Cash Yield for each applicable period, respectively.

(3) Other investments include credit investments, which commenced in 2023. For 2024, includes approximately $10.0 billion purchase price, inclusive of debt assumed, related to the merger with Spirit.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 25

Table of Contents

Investment Summary

(USD in millions)

Refer to the next page for footnotes.

	Q3 2026 Investment	Q3 2026 Pro-Rata Share[(1)]	Q3 2026 Weighted Average Term (Years)[(1)]	Q3 2026 Number of Properties	YTD 2026 Investment	YTD 2026 Pro-Rata Share[(1)]	YTD 2026 Weighted Average Term (Years)[(1)]	YTD 2026 Number of Properties
Acquisitions								
U.S. wholly-owned	$ 780.1	$ 780.1	9.3	83	$ 2,039.8	$ 2,039.8	10.1	218
U.S. Core Plus Fund	417.8	98.5	8.6	18	1,261.7	344.5	10.7	76
Europe wholly-owned	721.0	721.0	8.2	17	1,721.0	1,721.0	7.4	64
Non-wholly owned[(2)]	240.8	240.8	13.6	1	520.9	479.3	13.8	7
Total real estate acquisitions[(3)]	**$ 2,159.7**	**$ 1,840.4**	**9.3**	**119**	**$ 5,543.4**	**$ 4,584.6**	**9.4**	**365**
Initial Weighted Average Cash Yield[(4)]		**6.6%**				**6.5%**		
Real estate properties under development								
U.S. wholly-owned	$ 29.7	$ 29.7	16.9	27	$ 104.2	$ 104.2	17.0	31
Europe wholly-owned	51.3	51.3	14.7	20	102.6	102.6	14.3	20
Non-wholly owned[(2)]	64.2	62.7	8.9	16	229.6	226.8	8.7	16
Total real estate properties under development[(3)]	**$ 145.2**	**$ 143.7**	**12.5**	**63**	**$ 436.4**	**$ 433.6**	**12.0**	**67**
Initial Weighted Average Cash Yield[(4)]		**7.2%**				**7.4%**		
Credit investments[(5)]								
U.S. wholly-owned	$ 88.3	$ 88.3	5.8	—	$ 1,321.4	$ 1,321.4	3.9	—
U.S. Core Plus Fund	20.0	4.7	6.0	—	20.0	4.7	6.0	—
Europe wholly-owned	134.4	134.4	2.8	—	479.5	479.5	3.3	—
Other wholly-owned	18.8	18.8	1.4	—	100.8	100.8	1.8	—
Total credit investments	**$ 261.5**	**$ 246.2**	**3.9**	**—**	**$ 1,921.7**	**$ 1,906.4**	**3.7**	**—**
Initial Weighted Average Cash Yield[(4)]		**7.9%**				**8.3%**		
Total investments	**$ 2,566.4**	**$ 2,230.3**	**8.9**	**182**	**$ 7,901.5**	**$ 6,924.6**	**7.7**	**432**
Initial Weighted Average Cash Yield[(4)]		**6.8%**				**7.1%**		
Supplemental Information								
Total U.S. and other volume		$ 1,290.2				$ 4,301.6		
Initial Weighted Average Cash Yield[(4)] - U.S. and other		6.5%				7.1%		
Total Europe volume		$ 940.1				$ 2,623.0		
Initial Weighted Average Cash Yield[(4)] - Europe		7.1%				7.0%		
Investment Grade Clients[(6)]		53%				44%		
Initial Weighted Average Cash Yield[(4)] - U.S. Core Plus Fund		6.1%				5.9%		
Initial Weighted Average Cash Yield[(4)] - U.S. wholly-owned		6.6%				7.2%		

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 26

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 27 Investment Summary (Continued) (USD in millions) Table of Contents ↪ (1) Reflects adjustments for our share based on our proportionate economic ownership of our joint ventures by adding our investments in unconsolidated entities and deducting noncontrolling interests' share of investment activity. Please see our definition of Pro-Rata Share in the Glossary. (2) Non-wholly owned represents U.S. and European investments not 100% owned by Realty Income, excluding the U.S. Core Plus Fund. (3) For the three months ended September 30, 2026, the new properties are 31.0% retail, 57.3% industrial, and 11.7% data center property types based on Cash Income. For the nine months ended September 30, 2026, the new properties are 42.6% retail, 51.6% industrial, and 5.8% data center property types based on Cash Income. Starting in the third quarter of 2026, data centers are reported as a separate property type; year-to-date investment activity has been recast to conform to current presentation. Please see the Glossary for our definition of Cash Income. (4) Initial Weighted Average Cash Yield is a supplemental operating measure. Total cash income used in the calculation of Initial Weighted Average Cash Yield for investments for the three and nine months ended September 30, 2026 includes $0.3 million and $4.1 million, respectively, received as settlement credits as reimbursement of free rent periods. Please see the Glossary for our definition of Initial Weighted Average Cash Yield. (5) Represents various loan investments across the U.S., Europe, and Mexico, as well as a preferred equity investment held by the U.S. Core Plus Fund. (6) Represents approximate percentage of annualized cash income generated by investments from Investment Grade Clients at the date of acquisition. Please see the Glossary for our definition of Investment Grade Clients.

Q3 2026 Supplemental Operating & Financial Data 28 Number of Properties Net Book Value Net Sales Proceeds Net Cash Capitalization Rate(1) Q3 2026 Occupied 124 $ 334,754 $ 395,454 7.1 % Vacant 58 77,974 131,139 Total real estate dispositions 182 $ 412,728 $ 526,593 YTD 2026 Occupied 178 $ 471,535 $ 568,874 7.3 % Vacant 181 215,925 306,353 Total real estate dispositions 359 $ 687,460 $ 875,227 Disposition Summary (USD in thousands) Net Sales Proceeds from Dispositions $214,792 $319,808 $187,979 $160,655 $526,593 Occupied Vacant Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 (1) Net Cash Capitalization Rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. Table of Contents ↪ 25% 75% 29% 71% 68% 32% 36% 64% 59% 41% Vacant Occupied Current Quarter Vacant Current Quarter Occupied

Development Activity

(USD in thousands)

New development[1] and development of existing properties	Consolidated					
	Beginning CIP[2] as of July 1, 2026	Q3 2026 Placed in Service	Q3 2026 Investment[3]	Ending CIP[2] as of September 30, 2026	Forecasted Remaining Investment	Total Commitment
U.S. wholly-owned	$ 131,878	$ 143,979	$ 29,734	$ 17,633	$ 127,388	$ 145,021
Europe wholly-owned	24,908	49,084	51,252	27,076	136,819	163,895
Non-wholly owned	187,555	21,636	64,248	230,167	426,626	656,793
Total	**$ 344,341**	**$ 214,699**	**$ 145,234**	**$ 274,876**	**$ 690,833**	**$ 965,709**
Estimated Weighted Average Cash Yield		**6.9%**	**7.2%**	**7.9%**		**7.5%**
Estimated Weighted Average Completion Date						**Q2 2027**

New development[1] and development of existing properties	Pro-Rata Share[4]					
	Beginning CIP[2] as of July 1, 2026	Q3 2026 Placed in Service	Q3 2026 Investment[3]	Ending CIP[2] as of September 30, 2026	Forecasted Remaining Investment	Total Commitment
U.S. wholly-owned	$ 131,878	$ 143,979	$ 29,734	$ 17,633	$ 127,388	$ 145,021
Europe wholly-owned	24,908	49,084	51,252	27,076	136,819	163,895
Non-wholly owned	186,094	21,122	62,664	227,636	417,544	645,180
Total	**$ 342,880**	**$ 214,185**	**$ 143,650**	**$ 272,345**	**$ 681,751**	**$ 954,096**
Estimated Weighted Average Cash Yield		**6.9%**	**7.2%**	**7.9%**		**7.5%**
Estimated Weighted Average Completion Date						**Q2 2027**

(1) Includes build-to-suit developments with leases in place.

(2) CIP is defined as construction in progress.

(3) Capitalized interest was $3.2 million for the three months ended September 30, 2026.

(4) Please see our definition of Pro-Rata Share in the Glossary.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 29

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 30 Capitalization & Credit-Focused Metrics (USD in millions) Net Debt to Annualized Pro Forma Adjusted EBITDAre 5.3x 5.3x 5.2x 5.4x 5.4x Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 (1) Net Debt to Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric. (2) Represents key financial covenants for our senior unsecured notes and bonds, which are calculated as specified in the respective agreements. These calculations are not based on U.S. GAAP measurements. See Debt Covenants page for further detail. Table of Contents ↪ Debt Service & Fixed Charge Coverage 4.6x 4.7x 4.7x 4.7x 4.6x Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 (2) As of Q3 2026 Pro-Rata Debt Summary by Currency 13.6% EUR 20.7% GBP As of Q3 2026 Pro-Rata Floating vs. Fixed Debt 94.4% Fixed Rate Debt 5.6% Floating Rate Debt (1) 65.7% USD

Adjusted EBITDAre & Leverage Ratios

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAre AND ANNUALIZED PRO FORMA ADJUSTED EBITDAre[(1)]

		Q3 2026
Net income	$	432,140
Interest		333,564
Income taxes		23,568
Depreciation and amortization		647,555
Executive severance charge		1,473
Provisions for impairment of real estate		111,645
Provisions for credit losses on loans and financing receivables		14,212
Merger, transaction, and other costs, net		2,694
Gain on sales of real estate		(113,865)
Foreign currency and derivative loss, net		2,513
Equity in earnings of unconsolidated entities		(2,927)
Adjusted EBITDAre[(1)]	**$**	**1,452,572**
Annualized Adjusted EBITDAre[(1)]	$	5,810,288
Annualized Pro Forma Adjustments[(2)]		32,601
Annualized Pro Forma Adjusted EBITDAre[(1)]	**$**	**5,842,889**

RECONCILIATION OF NET DEBT

		Q3 2026
Total debt per the consolidated balance sheet, excluding deferred financing costs and net discounts	$	31,738,055
Less: Cash and cash equivalents		(368,534)
Net Debt	**$**	**31,369,521**
Less: Expected proceeds from unsettled forward equity[(3)]		(1,090,080)
Net Debt - Inclusive of Unsettled ATM Forward Equity	**$**	**30,279,441**

LEVERAGE RATIOS

	Q3 2026
Net Debt/Annualized Pro Forma Adjusted EBITDAre[(1)]	5.4x
Net Debt/Annualized Pro Forma Adjusted EBITDAre - Inclusive of Unsettled ATM Forward Equity[(1)]	5.2x

(1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, Net Debt/Annualized Pro Forma Adjusted EBITDAre, and Net Debt/Annualized Pro Forma Adjusted EBITDAre - Inclusive of Unsettled ATM Forward Equity are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The Annualized Pro Forma Adjustments consist of $80.9 million from investments we acquired or stabilized during the quarter and removes $48.3 million from investments we disposed of during the quarter.

(3) As of September 30, 2026, we had outstanding forward sale agreements under our ATM program for a total of 18.5 million shares of common stock, which have been executed at a weighted average forward price of $58.97 per share (assuming full physical settlement of all outstanding shares of common stock, subject to such forward sale agreements and certain assumptions made with respect to settlement dates).

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 31

Table of Contents ↪

Capitalization

as of September 30, 2026 (USD in millions and shares in thousands, except per share data)

Capitalization

Equity	Shares/Units		Stock Price		Market Value
Common Stock	950,964	$	54.30	$	51,637.3
Common Units[1]	2,682	$	54.30		145.6
Subtotal				$	**51,782.9**

Debt		Total at our Pro-Rata Share[2]
Senior Unsecured Notes and Bonds	$	26,788.3
Unsecured Term Loans		2,494.8
Revolvers and Commercial Paper		1,791.4
Mortgages Payable		929.6
Subtotal	$	**32,004.1**

Liquidity[3]

		Total at our Pro-Rata Share[2]
Cash and cash equivalents[4]	$	355.8
Availability under credit facilities [5]		5,485.1
Unsettled ATM forwards[6]		1,090.1
Less: commercial paper borrowings		(1,540.7)
Subtotal	$	**5,390.3**

Dividend Data

		2026		2025	Year-Over-Year Growth Rate
Common Dividend Paid per Share	$	2.4345	$	2.4085	1.1 %
AFFO per Share (diluted)	$	3.35	$	3.19	5.0 %
AFFO Payout Ratio		72.7%		75.5%	

(1) Consists of common units issued by Realty Income Limited Partnership and held by third parties.

(2) Please see the Glossary for our definition of Pro-Rata Share.

(3) We use our unsecured revolvers as a liquidity backstop for the repayment of the notes issued under our commercial paper programs.

(4) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Calculated as cash and cash equivalents per the consolidated balance sheet of $368.5 million, plus our Pro-Rata Share of unconsolidated entities cash of $25.5 million, less adjustments allocable to noncontrolling interests of $38.2 million.


Foreign Currency Exposure
$83,787
Non-USD, 13.1%
USD, 86.9%
Total Market Value
$32,004
Non-USD, 34.3%
USD, 65.7%
Pro-Rata Debt
$51,783
USD, 100%
Equity


Enterprise Value(7)
Total Market Value: $83,787
Equity
$51,783
Pro-Rata Debt
$32,004
Pro-Rata Cash and Cash Equivalents
$(356)
Total Enterprise Value: $83,431

(5) As of September 30, 2026, represents our availability under the $5.5 billion revolving credit facility and our Pro-Rata Share of availability under the $1.38 billion Fund credit facility, which includes a $1.0 billion revolving facility, and a $380.0 million term loan which was fully drawn as of September 30, 2026.

(6) As of September 30, 2026, we had outstanding forward sale agreements under our ATM program for a total of 18.5 million shares of common stock, which have been executed at a weighted average forward price of $58.97 per share (assuming full physical settlement of all outstanding shares of common stock, subject to such forward sale agreements and certain assumptions made with respect to settlement dates).

(7) Enterprise value is total market value, less cash and cash equivalents at our Pro-Rata Share.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 32

Table of Contents

Debt Summary

as of September 30, 2026 (USD in millions)

	Maturity Dates		Consolidated Debt Principal		Pro-Rata Share[1] Total Debt Principal	Pro-Rata Share[1] End of Period Interest Rate[2]	Pro-Rata Share[1] Weighted Average Years To Maturity
Senior Unsecured Notes and Bonds							
50 series of senior unsecured notes and bonds	2026 - 2054	$	26,788.3	$	26,788.3	3.8 %	5.6
Unsecured Term Loans							
RI Term Loans	2027 - 2036		2,405.2		2,405.2	4.0	3.6
Fund Delayed Draw Term Loan	2028		380.0		89.6	4.9	1.6
Revolvers and Commercial Paper							
RI Revolving Credit Facilities[3]	2029 - 2030		146.8		146.8	4.2	3.8
Fund Revolving Credit Facilities[3]	2029		440.5		103.9	4.9	2.6
Commercial Paper[4]	2026		1,540.7		1,540.7	3.3	0.0
Mortgages Payable							
10 mortgages on 16 properties[5]	2026 - 2031		36.6		929.6	4.2	3.5
	Total Debt Principal	**$**	**31,738.1**	**$**	**32,004.1**	**3.8 %**	**5.1**
	Unamortized net discounts and deferred financing costs		**(349.2)**		**(409.7)**		
	Total Debt, Net	**$**	**31,388.9**	**$**	**31,594.4**		
	Total Fixed Rate Debt Principal	**$**	**29,610.1**	**$**	**30,212.7**		
	Total Variable Rate Debt Principal	**$**	**2,128.0**	**$**	**1,791.4**		
	Total Fixed Rate Debt Percentage		**93.3%**		**94.4%**		
	Total Variable Rate Debt Percentage		**6.7%**		**5.6%**		

(1) Reflects adjustments based on our proportionate economic ownership of our joint ventures. Please see our definition of Pro-Rata Share in the Glossary.

(2) Calculated as the weighted average interest rate as of September 30, 2026. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed or adjusted through interest rate swaps.

(3) Our unsecured revolving credit facilities include the RI Revolving Credit Facilities with a total capacity of $5.5 billion, bifurcated into two $2.75 billion tranches, and the Fund Revolving Credit Facilities, which includes a $1.0 billion revolving facility and a $380.0 million delayed draw term loan, which was fully drawn as of September 30, 2026.

(4) As of September 30, 2026, our USD and EUR-denominated unsecured commercial paper programs each permit us to issue unsecured commercial paper notes up to a maximum aggregate amount of $2.75 billion (or foreign currency equivalent). Commercial paper programs outstanding as of September 30, 2026 were $1.5 billion, maturing between October 2026 and November 2026.

(5) Includes the Pro-Rata Share of mortgages on unconsolidated joint ventures.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 33

Table of Contents

Debt Maturities and Currency Summary

as of September 30, 2026 (USD in millions)

DEBT MATURITIES

	Consolidated Fixed Rate Debt			Consolidated Variable Rate Debt							Pro-Rata Share[1]		
											End of Period Interest Rate[2]		
Year Principal Due	Unsecured Term Loans	Mortgages Payable	Senior Unsecured Notes and Bonds	RI Revolving Credit Facilities	Fund Revolving Credit Facilities	Commercial Paper	Total Consolidated Debt Principal	Debt Attributable to Noncontrolling Interest[1]	Proportionate Share of Unconsolidated Joint Venture Debt[1]	Total Debt Principal	Fixed Rate Debt	Variable Rate Debt	Blended Rate
2026	$ —	$ 10.7	$ 650.0	$ —	$ —	$ 1,540.7	$ 2,201.4	$ —	$ —	$ 2,201.4	4.14 %	3.35 %	3.58 %
2027	500.0	22.3	2,361.8	—	—	—	2,884.1	—	—	2,884.1	2.79	—	2.79
2028	1,573.5	1.3	2,499.8	—	—	—	4,074.6	(290.4)	—	3,784.2	3.54	—	3.54
2029	2.4	1.3	3,675.9	—	440.5	—	4,120.1	(336.6)	659.2	4,442.7	3.82	4.92	3.85
2030	10.4	1.0	2,440.0	146.8	—	—	2,598.2	—	—	2,598.2	3.73	4.15	3.76
Thereafter	698.9	—	15,160.8	—	—	—	15,859.7	—	233.8	16,093.5	4.13	—	4.13
Total	**$ 2,785.2**	**$ 36.6**	**$ 26,788.3**	**$ 146.8**	**$ 440.5**	**$ 1,540.7**	**$ 31,738.1**	**$ (627.0)**	**$ 893.0**	**$ 32,004.1**	**3.85 %**	**3.50 %**	**3.83 %**

DEBT SUMMARY BY CURRENCY

								Pro-Rata Share[1]	
Currency	Revolvers and Commercial Paper	Unsecured Term Loans	Mortgages Payable	Senior Unsecured Notes and Bonds	Debt Attributable to Noncontrolling Interest[1]	Proportionate Share of Unconsolidated Joint Venture Debt[1]	Total Debt Principal	Currency Exposure	End of Period Interest Rate[2]
USD	$ 1,046.5	$ 1,591.7	$ 36.6	$ 18,061.1	$ (627.0)	$ 893.0	$ 21,001.9	65.7 %	3.92 %
EUR	960.8	—	—	3,402.9	—	—	4,363.7	13.6	3.84
GBP	120.7	1,193.5	—	5,324.3	—	—	6,638.5	20.7	3.55
Total	**$ 2,128.0**	**$ 2,785.2**	**$ 36.6**	**$ 26,788.3**	**$ (627.0)**	**$ 893.0**	**$ 32,004.1**	**100.0 %**	**3.83 %**

(1) Please see our definition of Pro-Rata Share in the Glossary.

(2) Calculated as the weighted average interest rate as of September 30, 2026. The weighted average interest rates reflect the effective fixed rate for floating rate debt that is fixed or adjusted through interest rate swaps.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 34

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 35 Required Actuals In Compliance Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.5% ✓ Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.3% ✓ Debt service and fixed charge coverage (trailing 12 months)(1) ≥ 1.5x 4.6x ✓ Maintenance of total unencumbered assets ≥ 150% of unsecured debt 242.2% ✓ (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on the first day of such four-quarter period, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of the first date of the four-quarter period nor does it purport to reflect our debt service coverage ratio for any future period. Debt Covenants as of September 30, 2026 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance.  Table of Contents ↪

Analyst Coverage

EQUITY RESEARCH

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Jana Galan	jana.galan@bofa.com	(646) 855-3081
Barclays	Richard Hightower	richard.hightower@barclays.com	(212) 526-8768
BMO Capital Markets	Eric Borden	eric.borden@bmo.com	(347) 213-9706
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Cantor	Richard Anderson	richard.anderson@cantor.com	(929) 441-6927
Citigroup	Smedes Rose	smedes.rose@citi.com	(212) 816-6243
Deutsche Bank	Omotayo Okusanya	omotayo.okusanya@db.com	(212) 250-9284
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Evercore ISI	James Kammert	james.kammert@evercoreisi.com	(312) 705-4233
Freedom Broker	Zhiger Kurmet	zhiger.kurmet@ffin.kz	(708) 297-6150
Green Street	Spenser Glimcher	sglimcher@greenstreetadvisors.com	(949) 640-8780
Huntington	Rob Stevenson	robert.stevenson@huntington.com	(212) 845-6139
Jefferies	Joe Dickstein	jdickstein1@jefferies.com	(212) 778-8771
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
KeyBanc	Upal Rana	upal.rana@key.com	(917) 368-2316
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 296-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
Truist Securities	Linda Tsai	linda.tsai@truist.com	(212) 326-3149
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wells Fargo	James Feldman	james.feldman@wellsfargo.com	(212) 214-5328
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 36

Table of Contents ↪

Q3 2026 Supplemental Operating & Financial Data 37 Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss and merger, transaction, and other costs, net. We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) executive severance charge, (v) provisions for impairment of real estate, (vi) provisions for credit losses on loans and financing receivables, (vii) merger, transaction, and other costs, net, (viii) gain on sales of real estate, (ix) foreign currency and derivative gain and loss, net, and (x) equity in earnings of unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, provisions for credit losses on loans and financing receivables, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operating performance of business activities prior to servicing debt obligations. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted EBITDA, a non-GAAP financial measure, is defined as Adjusted EBITDAre before (i) gains and losses on extinguishment of debt and (ii) other income, net. Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDA expressed as a percentage of total revenue (excluding reimbursements). We believe Adjusted EBITDA Margin provides useful information to investors on the effectiveness of our operations and underlying business trends. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by multiplying Adjusted EBITDAre for the applicable quarter by four. Management believes the use of an Annualized Adjusted EBITDAre metric is meaningful because it represents our run rate operating performance for the period presented. Annualized Base Rent represents our Pro-Rata Share of contractual monthly base rent for all leases in place and exchange rates as of the balance sheet date, multiplied by 12, and excludes percentage rent and income on loans and preferred equity investments. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. Total annualized base rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. We believe total annualized base rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Annualized Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, adjusted to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Annualized Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The ratio of our net debt to our Annualized Pro Forma Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Assets Under Management ("AUM") represent the gross asset value of the open-ended private capital vehicle and managed insurance and retirement annuity capital partnerships to which Realty Income provides investment management, advisory or certain other investment-related services. AUM is calculated as: (i) the estimated fair value of the total assets of the open-ended private capital vehicle, including remaining equity commitments from us and third-party investors, less unpaid redemption requests and (ii) the investment amount of certain managed insurance and retirement annuity capital partnerships. Third-party AUM represents the third-party investors’ share. We believe this measure is useful to stockholders as it provides additional insight into capital raising activities and overall activity of our private capital vehicles and managed insurance and retirement annuity capital partnerships. Our calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Glossary Table of Contents ↪

Q3 2026 Supplemental Operating & Financial Data 38 Cash Income represents expected rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities and consolidated entities with noncontrolling interests, this represents our Pro-Rata Share of the cash income. For loans receivable and preferred equity investments, this represents earned interest income and preferred dividend income, respectively. Fee-Earning Equity Under Management ("FEEUM") represents the total capital managed by the company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM is calculated as (i) the third-party investors’ share of NAV at the end of the quarter for open-ended private capital vehicles and (ii) the third-party investment amount of certain managed insurance and retirement annuity capital partnerships. Management fee income is reflected as an adjustment within noncontrolling interests in the consolidated financial statements. We believe this measure will be useful to stockholders as it provides additional insight into the capital base upon which Realty Income earns fees. Our calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on the "FFO and Normalized FFO" and "AFFO" pages) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Gross Asset Value is total assets before accumulated depreciation and amortization. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures and consolidated entities with noncontrolling interests. Initial weighted average cash yield for loans receivable and preferred equity investments is computed using the cash income for the first twelve months following the acquisition date, divided by the total cost of the investment. Investment Grade Clients are our clients, our clients that are subsidiaries or affiliates of companies, and credit investments secured with a real estate property leased to a tenant that, as of the balance sheet date, have a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre - Inclusive of Unsettled ATM Forward Equity, a ratio used by management as a measure of leverage, is calculated as net debt inclusive of unsettled ATM forward equity (which we define as total debt, excluding deferred financing costs and net discounts, less cash and cash equivalents, less expected proceeds from unsettled ATM forward equity as of the balance sheet date), divided by Annualized Pro Forma Adjusted EBITDAre. Glossary (Continued) Table of Contents ↪

Q3 2026 Supplemental Operating & Financial Data 39 Normalized Funds From Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger, transaction, and other costs, net. Pro-Rata Share represents our proportionate economic ownership of our joint ventures, which is derived by applying our economic ownership percentage of each such joint venture to calculate our proportionate share of the relevant line item information being presented, and aggregating that information for all such joint ventures. For balance sheet information and other capital-based metrics, we apply our economic ownership percentage as of the end of the applicable period being presented, and for activity- and earnings-based metrics, we apply our weighted average economic ownership percentage for the applicable period being presented, unless otherwise specified. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our joint ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interest, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the joint venture. We do not control the unconsolidated joint ventures in which we are invested for purposes of GAAP and do not represent legal claim to such items. The operating agreements of the joint ventures may contain provisions that would cause us to receive a different economic percentage of distributions from the joint venture under certain circumstances, such as the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Similarly, upon a liquidation of any such joint venture, subject to the applicable terms of the operating agreement of such joint venture, we generally would be entitled to the applicable percentage of residual cash or other assets that remain only after repayment of all liabilities, priority distributions, and initial equity contributions. In addition, the economic interests in any joint venture may be different than our other legal interests or rights in such joint venture. We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our joint ventures when read in conjunction with our reported results under GAAP. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Due to these limitations, the non-GAAP pro-rata financial information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Pro Forma Cash NOI, a non-GAAP financial measure, adjusts Pro-Rata Cash NOI to account for acquisition, disposition, completed development and loan and preferred equity investments completed during the period as if each transaction had been consummated at the beginning of the relevant period. The method by which we calculate and present Pro Forma Cash NOI may not be directly comparable to the way other REITs present such metrics. Our actual reported Pro-Rata Cash NOI for future periods may be significantly different from our Pro Forma Cash NOI. Pro-Rata Cash NOI, a non-GAAP financial measure, is defined as (i) rental revenues and interest income on loans and preferred equity investments, less non-reimbursable property expenses, (ii) excluding straight-line rental revenue, amortization of intangibles and other non-cash adjustments that are included in GAAP rental revenue and (iii) presented on a pro-rata basis to account for our share of income related to unconsolidated joint ventures and to exclude partners’ share of noncontrolling interests. We consider Pro-Rata Cash NOI an important supplemental performance measure because it allows investors, analysts, and management to evaluate the earned economic return of its investments. Pro-Rata Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to satisfy our cash needs. Pro-Rata Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. The method by which we calculate and present Pro-Rata Cash NOI may not be directly comparable to the way other REITs present such metrics. Pro-Rata Net Debt to Total Enterprise Value is calculated as Net Debt at our Pro-Rata Share divided by Total Enterprise Value (which we define as total market value, based on closing price of common equity and common units plus Net Debt at our Pro-Rata Share). Rent Recapture Rate is calculated by comparing our Pro-Rata Share of new cash rents to our Pro-Rata Share of prior cash rents for renewals to the same client and leases to new clients with at least 12 months of new term. New cash rents represent the first month of contractual monthly base rent of the new lease or renewal, multiplied by 12. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. Prior cash rents represent the last month of contractual monthly base rent for the most recent expiring lease, multiplied by 12. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. We present same store rental revenue on a pro-rata basis to account for our share of same store rental revenue related to unconsolidated and consolidated joint ventures. For purposes of comparability, we calculate our Pro-Rata Share using our ownership percentage as of September 30, 2026 to same store rental revenue for the three and nine months ended September 30, 2026 and 2025. Total Operational Return is defined as the sum of AFFO per share growth and dividend yield for the period (using the prior year ending stock price). Glossary (Continued) Table of Contents ↪

Appendix

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ANNUALIZED PRO FORMA ADJUSTED EBITDA*re* AND TOTAL DEBT TO NET DEBT[1]

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Net income	$ 432,140	$ 370,513	$ 320,935	$ 301,636	$ 317,674	$ 199,011	$ 251,462	$ 201,350	$ 271,124
Interest	333,564	312,083	291,940	288,199	294,482	283,824	268,374	268,149	261,261
Income taxes	23,568	25,808	26,195	21,800	23,824	24,065	15,657	20,102	15,355
Depreciation and amortization	647,555	644,677	630,275	635,435	631,981	647,849	608,935	606,671	602,339
Executive severance charge	1,473	255	1,591	—	—	—	—	—	—
Provisions for impairment of real estate	111,645	54,185	90,165	119,434	75,391	142,255	97,418	110,480	75,391
Provisions for credit losses on loans and financing receivables	14,212	7,258	39,103	4,977	11,581	1,108	19,171	32,486	21,529
Merger, transaction, and other costs, net	2,694	2,058	10,787	10,261	13,343	331	279	(9,176)	8,610
Gain on sales of real estate	(113,865)	(38,260)	(35,642)	(67,430)	(49,107)	(38,566)	(22,537)	(24,985)	(50,563)
Foreign currency and derivative loss, net	2,513	8,824	17,020	18,902	2,818	4,388	2,545	(535)	1,672
Equity in earnings of unconsolidated entities	(2,927)	(2,204)	(2,669)	(2,624)	(3,080)	(3,269)	(4,357)	(2,353)	(5,087)
Adjusted EBITDAre[1]	**$ 1,452,572**	**$ 1,385,197**	**$ 1,389,700**	**$ 1,330,590**	**$ 1,318,907**	**$ 1,260,996**	**$ 1,236,947**	**$ 1,202,189**	**$ 1,201,631**
Annualized Adjusted EBITDAre[1]	5,810,288	5,540,788	5,558,800	5,322,360	5,275,628	5,043,984	4,947,788	4,808,756	4,806,524
Annualized Pro Forma Adjustments[2]	32,601	111,889	143,520	105,027	56,367	59,637	79,645	80,432	29,347
Annualized Pro Forma Adjusted EBITDAre[1]	**$ 5,842,889**	**$ 5,652,677**	**$ 5,702,320**	**$ 5,427,387**	**$ 5,331,995**	**$ 5,103,621**	**$ 5,027,433**	**$ 4,889,188**	**$ 4,835,871**
Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts	31,738,055	30,990,552	29,958,566	29,116,111	28,678,459	28,665,619	27,296,346	26,510,798	26,437,045
Less: Cash and cash equivalents	(368,534)	(552,648)	(373,543)	(434,842)	(417,173)	(800,447)	(319,007)	(444,962)	(396,956)
Net Debt	**$ 31,369,521**	**$ 30,437,904**	**$ 29,585,023**	**$ 28,681,269**	**$ 28,261,286**	**$ 27,865,172**	**$ 26,977,339**	**$ 26,065,836**	**$ 26,040,089**
Net Debt/Annualized Pro Forma Adjusted EBITDAre[1]	**5.4x**	**5.4x**	**5.2x**	**5.3x**	**5.3x**	**5.5x**	**5.4x**	**5.3x**	**5.4x**

(1) Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*, Annualized Pro Forma Adjusted EBITDA*re*, and Net Debt to Annualized Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

(2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDA*re* from investments we acquired or stabilized during the applicable quarter and Adjusted EBITDA*re* from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDA*re* on a pro forma basis in accordance with Article 11 of Regulation S-X.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 40

Table of Contents

Appendix (Continued)

(USD and shares in thousands, except per share amounts) (unaudited)

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO DILUTED AFFO[(1)] AND DILUTED AFFO PER SHARE

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported AFFO.

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Net income available to common stockholders	$ 403,942	$ 343,955	$ 311,766	$ 296,085	$ 315,771
Cumulative adjustments to calculate Normalized FFO[(2)]	639,778	654,703	692,622	700,046	678,622
Normalized FFO available to common stockholders	**$ 1,043,720**	**$ 998,658**	**$ 1,004,388**	**$ 996,131**	**$ 994,393**
Debt-related non-cash items:					
Amortization of net debt discounts and deferred financing costs	21,656	17,478	14,999	12,379	9,001
Amortization of acquired interest rate swap value	1,531	1,530	1,531	1,531	2,251
Capital expenditures from operating properties:					
Leasing costs and commissions	(2,392)	(1,944)	(1,354)	(4,862)	(1,754)
Recurring capital expenditures	(27)	—	(170)	(53)	(42)
Other non-cash items:					
Provisions for credit losses on loans and financing receivables	14,212	7,258	39,103	4,977	11,581
Amortization of share-based compensation	6,461	9,268	11,383	9,042	7,719
Straight-line rent and expenses, net	(50,732)	(39,536)	(39,510)	(51,705)	(43,474)
Amortization of above and below-market leases, net	17,742	16,883	13,880	15,153	10,462
Deferred tax expense (benefit)	—	281	1,437	(3,535)	3,829
Executive severance charge	1,473	255	1,591	—	—
Derivative and unrealized foreign currency loss (gain), net[(3)]	4,202	9,425	8,530	16,842	(1,941)
Other adjustments[(4)]	2,230	1,715	1,853	1,191	475
Proportionate share of adjustments for unconsolidated entities	(987)	(320)	(454)	(700)	(650)
Adjustments allocable to noncontrolling interests	2,008	1,169	346	312	138
AFFO available to common stockholders	**$ 1,061,097**	**$ 1,022,120**	**$ 1,057,553**	**$ 996,703**	**$ 991,988**
AFFO allocable to dilutive noncontrolling interests	2,394	2,338	2,434	2,190	2,331
Diluted AFFO	**$ 1,063,491**	**$ 1,024,458**	**$ 1,059,987**	**$ 998,893**	**$ 994,319**
AFFO per common share (Diluted)	**$ 1.12**	**$ 1.09**	**$ 1.13**	**$ 1.08**	**$ 1.08**
Weighted average number of common shares used for Diluted AFFO	**948,797**	**937,344**	**937,128**	**923,648**	**917,869**

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition of this term and an explanation of how we utilize this metric.

(2) Refer to the FFO and Normalized FFO page for the reconciling items for Normalized FFO for the three months ended September 30, 2026 and September 30, 2025.

(3) Represents non-cash foreign currency losses (gains) from remeasurement to USD and mark-to-market adjustments on investments and derivatives that are non-cash in nature.

(4) Includes primarily obligations related to financing lease liabilities.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 41

Table of Contents

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA MARGIN(1)

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Net income	$ 432,140	$ 370,513	$ 320,935	$ 301,636	$ 317,674	$ 199,011	$ 251,462	$ 201,350	$ 271,124
Interest	333,564	312,083	291,940	288,199	294,482	283,824	268,374	268,149	261,261
Income taxes	23,568	25,808	26,195	21,800	23,824	24,065	15,657	20,102	15,355
Depreciation and amortization	647,555	644,677	630,275	635,435	631,981	647,849	608,935	606,671	602,339
Executive severance charge	1,473	255	1,591	—	—	—	—	—	—
Provisions for impairment of real estate	111,645	54,185	90,165	119,434	75,391	142,255	97,418	110,480	75,391
Provisions for credit losses on loans and financing receivables	14,212	7,258	39,103	4,977	11,581	1,108	19,171	32,486	21,529
Merger, transaction, and other costs, net	2,694	2,058	10,787	10,261	13,343	331	279	(9,176)	8,610
Gain on sales of real estate	(113,865)	(38,260)	(35,642)	(67,430)	(49,107)	(38,566)	(22,537)	(24,985)	(50,563)
Foreign currency and derivative loss (gain), net	2,513	8,824	17,020	18,902	2,818	4,388	2,545	(535)	1,672
Other income, net	(6,225)	(7,275)	(15,110)	(4,866)	(10,015)	(7,369)	(7,167)	(7,313)	(4,739)
Equity in earnings of unconsolidated entities	(2,927)	(2,204)	(2,669)	(2,624)	(3,080)	(3,269)	(4,357)	(2,353)	(5,087)
Adjusted EBITDA	**$ 1,446,347**	**$ 1,377,922**	**$ 1,374,590**	**$ 1,325,724**	**$ 1,308,892**	**$ 1,253,627**	**$ 1,229,780**	**$ 1,194,876**	**$ 1,196,892**
Total Revenue									
Rental revenue (including reimbursements)	1,483,799	1,426,467	1,440,817	1,399,585	1,386,502	1,338,188	1,313,057	1,279,698	1,271,153
Rental revenue (reimbursements)	104,939	91,133	97,485	83,079	82,517	87,424	87,378	75,505	74,300
Rental revenue (excluding reimbursements)	1,378,860	1,335,334	1,343,332	1,316,506	1,303,985	1,250,764	1,225,679	1,204,193	1,196,853
Other revenue	137,783	121,244	107,910	88,357	84,050	72,190	67,448	60,601	59,762
Total revenue (excluding reimbursements)	$ 1,516,643	$ 1,456,578	$ 1,451,242	$ 1,404,863	$ 1,388,035	$ 1,322,954	$ 1,293,127	$ 1,264,794	$ 1,256,615
Adjusted EBITDA Margin	**95.4%**	**94.6%**	**94.7%**	**94.4%**	**94.3%**	**94.8%**	**95.1%**	**94.5%**	**95.2%**

(1) Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see the Glossary for definitions and an explanation of how we utilize these metrics.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 42

Table of Contents

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF CASH G&A EXPENSES[1] (% OF GAV)[2]

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
General and administrative	$ 54,315	$ 57,605	$ 58,885	$ 54,142	$ 55,039	$ 49,329	$ 44,044	$ 49,114	$ 41,869
Share-based compensation	6,461	9,268	11,383	9,042	7,719	8,110	5,899	9,821	6,401
Cash G&A expenses[1]	$ 47,854	$ 48,337	$ 47,502	$ 45,100	$ 47,320	$ 41,219	$ 38,145	$ 39,293	$ 35,468
Gross asset value (GAV)[2]	$ 87,758,545	$ 85,907,736	$ 83,646,995	$ 81,574,148	$ 79,739,212	$ 79,568,070	$ 77,516,371	$ 76,216,122	$ 75,535,215
Cash G&A as % of GAV	**5 bps**	**6 bps**	**6 bps**	**6 bps**	**6 bps**	**5 bps**	**5 bps**	**5 bps**	**5 bps**

RECONCILIATION OF PROPERTY EXPENSES (NON-REIMBURSEMENTS)(% OF TOTAL REVENUE)[3]

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Property (including reimbursements)	$ 122,393	$ 112,439	$ 116,843	$ 108,076	$ 106,621	$ 107,422	$ 106,681	$ 96,309	$ 92,154
Tenant reimbursements	104,939	91,133	97,485	83,079	82,517	87,424	87,378	75,457	74,348
Property (excluding reimbursements)	$ 17,454	$ 21,306	$ 19,358	$ 24,997	$ 24,104	$ 19,998	$ 19,303	$ 20,852	$ 17,806
Total revenue (excluding reimbursements)	$ 1,516,643	$ 1,456,578	$ 1,451,242	$ 1,404,863	$ 1,388,035	$ 1,322,954	$ 1,293,127	$ 1,264,794	$ 1,256,615
Property expenses (non-reimbursements) (% of total revenue)[3]	**1.2%**	**1.5%**	**1.3%**	**1.8%**	**1.7%**	**1.5%**	**1.5%**	**1.6%**	**1.4%**

(1) Cash G&A represents 'General and administrative' expenses as presented in our consolidated statements of income and comprehensive income, less share-based compensation costs.

(2) Please see the Glossary for our definition of Gross Asset Value.

(3) Total revenue excluding client reimbursements.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 43

Table of Contents

Q3 2026 Supplemental Operating & Financial Data 44 GAAP Reconciliation: Q3 2026 Net income $ 432,140 General and administrative 54,315 Depreciation and amortization 647,555 Provisions for impairment of real estate 111,645 Provisions for credit losses on loans and financing receivables 14,212 Merger, transaction, and other costs, net 2,694 Interest expense 333,564 Gain on sales of real estate (113,865) Foreign currency and derivative loss, net 2,513 Equity in earnings of unconsolidated entities (2,927) Other income, net (6,225) Income taxes 23,568 Other revenue (553) Consolidated NOI $ 1,498,636 Less: Straight-line rental revenue (51,921) Plus: Amortization of above and below-market leases, net 17,742 Plus: Other non-cash adjustments 832 Plus: Pro-Rata Share of unconsolidated cash revenues 26,427 Less: Noncontrolling interests' share of cash revenues (57,594) Less: Pro-Rata Share of unconsolidated non-reimbursable expenses (10) Plus: Noncontrolling interests share of non-reimbursable expenses (91) Pro-Rata Cash NOI(1) $ 1,434,021 Table of Contents ↪ (1) Please see the Glossary for a description of our non-GAAP measures and for details on how they are calculated. Appendix (Continued) (USD in thousands) (unaudited) RECONCILIATION OF NET INCOME TO PRO-RATA CASH NOI(1)

Q3 2026 Supplemental Operating & Financial Data 45 2026 Per Share Guidance YTD Actuals at September 30, 2026 Net income per share $1.55 - $1.56 $1.13 Real estate depreciation $2.73 $2.04 Provisions for impairment of real estate, gain on sales of real estate, and non-cash credit losses(1) $0.14 $0.14 Straight-line rent and amortization of above and below-market leases, net $(0.11) $(0.09) Amortization of deferred financing costs $0.08 $0.06 Amortization of share-based compensation $0.04 $0.03 Merger, transaction, and other costs, net $0.02 $0.02 Other adjustments $0.00 $0.02 AFFO per share $4.45 - $4.46 $3.35 (1) Amounts represent year-to-date actual results. The company does not forecast impairment, gain on sales of real estate, and non-cash credit losses. RECONCILIATION OF NET INCOME PER SHARE TO AFFO PER SHARE - 2026 GUIDANCE AND YTD ACTUALS Table of Contents ↪ Appendix (Continued) (USD per share) (unaudited)

Appendix (Continued)

(USD in thousands) (unaudited)

RECONCILIATION OF RENTAL REVENUE (INCLUDING REIMBURSEMENTS)[1] TO SAME STORE RENTAL REVENUE

	Q3 2026	Q3 2025	YTD 2026	YTD 2025
Rental revenue (including reimbursements)	$ 1,483,799	$ 1,386,502	$ 4,351,083	$ 4,037,747
Constant currency adjustment[2]	(4,156)	(4,804)	(14,007)	5,312
Straight-line rent and other non-cash adjustments	(6,293)	(7,512)	(1,928)	(7,747)
Contractually obligated reimbursements by our clients	(104,360)	(82,392)	(285,682)	(253,467)
Revenue from excluded properties[1]	(174,572)	(97,905)	(444,326)	(251,816)
Other excluded revenue[3]	(5,155)	(28,806)	(47,267)	(39,569)
Revenue from unconsolidated entities[4]	37,781	28,707	91,900	83,577
Revenue attributable to noncontrolling interests[5]	(65,038)	(44,745)	(174,613)	(135,298)
Same Store Rental Revenue	**$ 1,162,006**	**$ 1,149,045**	**$ 3,475,160**	**$ 3,438,739**

(1) Please see the Glossary for our definitions of Same Store Pool and Same Store Rental Revenue.

(2) For purposes of comparability, Same Store Rental Revenue is presented on a constant currency basis using the applicable exchange rate as of September 30, 2026.

(3) "Other excluded revenue" primarily consists of reimbursements related to lease termination fees and other settlement income.

(4) Represents our Pro-Rata Share of rental revenue from properties owned by unconsolidated joint ventures.

(5) Represents the portion of rental revenue attributable to noncontrolling interest based on their pro-rata ownership.

REALTY INCOME

Q3 2026 Supplemental Operating & Financial Data 46

Table of Contents ↪